For the period ended 06/30/2002                                       All Series
File No. 811-8672

Sub-Item 77Q1(e):  Exhibits
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The  following  is  an  interim  investment   advisory  agreement  between  USAA
INVESTMENT MANAGEMENT COMPANY and USAA LIFE INVESTMENT TRUST approved by the Board of Trustees at its special meeting on June 21, 2002.

                      INTERIM INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of the 28th day of June, 2002 between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas (IMCO), and USAA LIFE INVESTMENT TRUST a business trust organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas (the Company).

         WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

         WHEREAS, IMCO is engaged in the business of rendering investment management and advisory services and is registered under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Company is authorized to issue shares of beneficial interest (the Shares) in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Company presently offers Shares in each of the series identified in Schedule A hereto (the Existing Funds) (such series, together with all other series subsequently established by the Company with respect to which the Company desires to retain IMCO to render management and investment advisory services hereunder and with respect to which IMCO is willing so to do, being herein collectively referred to as the Funds);

         WHEREAS, the Company intends to offer shares of the Funds to separate accounts of USAA Life Insurance Company to fund benefits under variable annuity contracts and variable life insurance policies issued by USAA Life Insurance Company (USAA Life), the owners of which contracts and policies have been deemed to be beneficial shareholders of the Company; and

         WHEREAS, the Company, IMCO and IMCO's affiliate, USAA Life, have entered into an Underwriting and Administrative Services Agreement regarding the allocation of certain duties and expenses, including investment advisory expenses, among the parties;

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.       APPOINTMENT OF IMCO.

         (a) EXISTING FUNDS. The Company hereby appoints IMCO to act as manager and investment adviser for each of the Existing Funds for the period and on the terms herein set forth. IMCO accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         (b) ADDITIONAL FUNDS. In the event that the Company establishes one or more series of Shares other than the Existing Funds with respect to which it desires to retain IMCO to render management and investment advisory services hereunder, it shall so notify IMCO in writing. If


878156 v2
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IMCO is willing to render such  services it shall notify the Company in writing, whereupon the Company shall appoint IMCO to act as manager and investment adviser for each of such series of Shares for the period and on the terms herein set forth, IMCO shall accept such appointment and agree to render the services herein set forth for the compensation herein provided, and each of such series of Shares shall become a Fund hereunder.

2.       DUTIES OF IMCO.

         Subject to the delegation of any such duties to one or more investment subadvisers (Subadvisers) as provided in Paragraph 3 hereof, IMCO, at its own expense, shall furnish the following services and facilities to the Company:

         (a) INVESTMENT PROGRAM. IMCO will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Company (the Board)) what investments shall be purchased, held, sold or exchanged for each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Company in the investments of each Fund.

         (b) MONITORING. Should the Board determine it is in the best interests of a Fund's shareholders to invest all of its investable assets in another mutual fund with substantially the same investment objective (the Portfolio), IMCO will monitor the services provided to the Portfolio, subject always to the control of the Board. Such monitoring may include among other things, review of Portfolio reports showing the composition of securities in the Portfolio on a periodic basis and periodic review of investment practices of the Portfolio. IMCO will report to the Board, at least annually, on the results of such monitoring such that the Board may determine whether continued investment exclusively in the Portfolio is in the best interests of the Fund's shareholders.

3.       SUBADVISERS.

         (a) Subject to the general supervision and control of the Board and under the terms and conditions set forth in this Agreement, IMCO, at its own expense, may select and contract with one or more Subadvisers to manage the investment operations and composition of each Fund and render investment advice for each Fund, including the purchase, retention and disposition of the investments, securities and cash contained in each Fund, in accordance with such Fund's investment objectives, policies and restrictions as stated in the Company's Master Trust Agreement, as amended, Bylaws and such Fund's Prospectus and Statement of Additional Information (SAI), as is from time to time in effect; provided that, (i) IMCO will continue to have overall supervisory responsibility for the general management and investment of each Fund's assets, and (ii) any contract with a Subadviser (a Subadvisory Agreement) shall be in compliance with and approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the Securities and Exchange Commission (SEC) or its staff.

         (b) Subject to the general supervision and control of the Board, IMCO will have full discretion to (i) select new or additional Subadvisers for each Fund, (ii) enter into and materially modify existing Subadvisory Agreements, and
(iii) terminate and replace any Subadviser. In

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connection  with IMCO's  responsibilities  herein,  IMCO will assess each Fund's investment focus and will seek to implement decisions with respect to the allocation and reallocation of each Fund's assets among one or more current or additional Subadvisers from time to time, as IMCO deems appropriate, to enable each Fund to achieve its investment goals. In addition, IMCO will monitor compliance of each Subadviser with the investment objectives, policies and restrictions of any Fund or Funds (or portions of any Fund) under the management of such Subadviser, and review and report to the Board on the performance of each Subadviser. IMCO will furnish, or cause the appropriate Subadviser(s) to furnish, to the Company such statistical information, with respect to the investments that a Fund (or portions of any Fund) may hold or contemplate purchasing, as the Company may reasonably request. On IMCO's own initiative, IMCO will apprise, or cause the appropriate Subadviser(s) to apprise, the Company of important developments materially affecting each Fund (or any portion of a Fund that they advise) and will furnish the Company, from time to time, with such information as may be appropriate for this purpose. Further, IMCO agrees to furnish, or cause the appropriate Subadviser(s) to furnish, to the Board such periodic and special reports as the Board may reasonably request. In addition, IMCO agrees to cause the appropriate Subadviser(s) to furnish to
third-party  data  reporting  services  all  currently  available   standardized
performance information and other customary data.

4.       ALLOCATION OF EXPENSES.

         Except for the services and facilities to be provided by IMCO set forth in Paragraphs 2 and 3 above, the Company assumes and shall pay all expenses for all other Company operations and activities and shall reimburse IMCO for any such expenses incurred by IMCO. The expenses to be borne by the Company shall include, without limitation:

         (a) the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Company for the safekeeping of its cash, portfolio securities and other property;

         (b) the charges and expenses of auditors;

         (c) brokerage commissions for transactions in the portfolio securities of the Company;

         (d) all taxes, including issuance and transfer taxes, and fees payable by the Company to federal, state or other governmental agencies;

         (e) the cost of share certificates representing Shares of the Company;

         (f) fees involved in registering and maintaining  registrations  of the
Company  and  of  its  Shares  with  the  SEC  and  various   states  and  other
jurisdictions;

         (g) all expenses of shareholders' and Board meetings and of preparing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports and other communications (including Prospectuses) to existing shareholders;

         (h) compensation and travel expenses of Board members who are not "interested persons" within the meaning of the 1940 Act;

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

         (i) the expense of furnishing or causing to be furnished to each shareholder a statement of his account, including the expense of mailing;

         (j) charges and expenses of legal counsel in connection with matters relating to the Company, including, without limitation, legal services rendered in connection with the Company's legal and financial structure and relations with its shareholders, issuance of Company Shares, and registration and qualification of securities under federal, state and other laws;

         (k) membership or association dues for the Investment Company Institute or similar organizations;

         (l) interest payable on Company borrowings; and

         (m) postage.

5.       ADVISORY FEE.

         (a) For the services and facilities to be provided by IMCO as provided in Paragraphs 2(a) and 3 hereof, the Company shall pay to IMCO a monthly fee with respect to each Fund computed as set forth in Schedule B hereto. For the services and facilities to be provided by IMCO as provided in Paragraph 2(b) hereof, the Company shall pay no fee.

         (b) IMCO  may  from  time  to time  and for  such  periods  as it deems
appropriate   voluntarily  waive  fees  or  otherwise  reduce  its  compensation hereunder.

         (c) In the event this Agreement is terminated with respect to any one or more Funds as of a date other than the last day of any month, the Company shall pay IMCO a pro rata portion of the amount that the Company would have been required to pay, if any, had this Agreement remained in effect for the full month.

6.       COMPANY TRANSACTIONS.

         In connection with the management of the investment and reinvestment of the assets of the Company, IMCO, acting by its own officers, directors or employees or by a duly authorized Subadviser, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Company and is directed to use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, IMCO shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis.

         IMCO, or a duly authorized Subadviser, may, to the extent permitted under Section 28(e) of the Securities Exchange Act of 1934, as amended (1934
Act), cause a Fund to pay a broker or dealer that provides brokerage or research services to IMCO, a Subadviser, the Company or a Fund an amount of commission for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if IMCO

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

or a Subadviser determines, in good faith, that such amount of commission is reasonable in relation to the value of such brokerage or research services provided in terms of that particular transaction or IMCO's overall responsibilities to the Fund, the Company or its other investment advisory clients. To the extent permitted by Section 28(e), neither IMCO nor any Subadviser shall be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. The Company reserves the right to direct IMCO to cause Subadvisers to effect transactions in Fund securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Company is required to pay or for which the Company is required to arrange payment pursuant to this Agreement. In addition, the Company hereby agrees that any entity or person associated with IMCO or any Subadviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of a Fund to the extent and as permitted by Section 11(a)(1)(H) of the 1934 Act.

7.       RELATIONS WITH COMPANY.

         Subject to and in accordance with the Master Trust Agreement, as amended, and Bylaws of the Company and of IMCO, respectively, it is understood that Board members, officers, agents and shareholders of the Company are or may be interested in IMCO (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of IMCO are or may be interested in the Company as Board members, officers, shareholders or otherwise, that IMCO (or any such successor) is or may be interested in the Company as a shareholder or otherwise and that the effect of any such interests shall be governed by such Master Trust Agreement, as amended, and Bylaws.

8.       LIABILITY OF IMCO.

         Neither IMCO nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect IMCO against any liability to the Company or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Board member or officer of the Company against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

9.       DURATION AND TERMINATION OF THIS AGREEMENT.

         Unless sooner terminated as provided herein, this Agreement shall continue in effect until the sooner of (a) 150 days from the date this Agreement is entered into or (b) the date upon which Fund shareholders and the Board, including a majority of the Board members who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, approve the retention of IMCO in accordance with Section 15(a) of the 1940 Act and IMCO

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executes an Investment Advisory Agreement with the Company;  provided,  however, that this Agreement may continue for a period in excess of 150 days upon the written agreement of the parties and consistent with SEC or SEC staff action or interpretation of applicable law. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by IMCO by providing written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

10.      NAME OF COMPANY.

         It is understood that the name "USAA," and any logo associated with that name is the valuable property of the United Services Automobile Association, and that the Company has the right to include "USAA" as a part of its name only so long as this Agreement shall continue and IMCO is a wholly owned subsidiary of the United Services Automobile Association. Upon termination of this Agreement, the Company shall forthwith cease to use the "USAA" name and logo and shall take appropriate action to change the Company's name.

11.      PRIOR AGREEMENT SUPERSEDED.

         This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

12.      SERVICES NOT EXCLUSIVE.

         The services of IMCO to the Company hereunder are not to be deemed exclusive, and IMCO shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

13.      MISCELLANEOUS.

         (a) AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

         (b) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (c) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the state of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the state of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

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         (d) COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) HEADINGS.   The  captions  in  this  Agreement  are   included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (f) ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


USAA LIFE INVESTMENT TRUST                   USAA INVESTMENT MANAGEMENT COMPANY

By: /s/ Stuart H. Wester                     By: /s/ Christopher W. Claus
   ----------------------------------           --------------------------------
Name:  Stuart H. Wester                      Name:  Christopher W. Claus
Title: Vice President                        Title: President

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

                        SCHEDULE A TO ADVISORY AGREEMENT

                                LISTING OF FUNDS


NAME OF FUND
------------

USAA Life Income Fund
USAA Life Growth and Income Fund
USAA Life World Growth Fund
USAA Life Diversified Assets Fund
USAA Life Aggressive Growth Fund













Dated as of June 28, 2002             A-1

                SCHEDULE B TO ADVISORY AGREEMENT - ADVISORY FEES

This Schedule B shall apply to each of the Funds identified on Schedule B-1 hereto (each, a Fund).

         (a) The Company shall pay to IMCO a fee for each Fund calculated daily and payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in Schedule B-1 hereto.

         (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board, for each calendar day of such month, by (ii) the number of such days.













Dated as of June 28, 2002             B-1

              SCHEDULE B-1 TO ADVISORY AGREEMENT - LISTING OF FUNDS
                             AND ADVISORY FEE RATES



NAME OF FUND                                                    FEE RATE
------------                                                    --------

USAA Life Income Fund                                             .20%

USAA Life Growth and Income Fund                                  .20%

USAA Life World Growth Fund                                       .20%

USAA Life Diversified Assets Fund                                 .20%

USAA Life Aggressive Growth Fund                                  .50%













Dated as of June 28, 2002             B-2